EXHIBIT 99.6

SUBCERTIFICATION OF CHAIRMAN OF THE BOARD,
PRESIDENTS, TREASURER AND SECRETARY IN SUPPORT OF
18 U.S.C. SECTION 1350 CERTIFICATION,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Conn's, Inc. (the "Company") on Form 10-Q for the period ended October 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William C. Nylin, Jr., Chairman of the Board, David W. Trahan, President – Retail Division, Reymundo de la Fuente, Jr., President – Credit Division, David R. Atnip, Senior Vice President and Treasurer of the Company, and Sydney K. Boone, Jr., Corporate General Counsel and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1) (2)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Nylin, Jr.
William C. Nylin, Jr.
Chairman of the Board

/s/ David W. Trahan
David W. Trahan
President – Retail Division

/s/ Reymundo de la Fuente, Jr.
Reymundo de la Fuente, Jr.
President – Credit Division

/s/ David R. Atnip
David R. Atnip
Senior Vice President and Treasurer

/s/ Sydney K. Boone, Jr.
Sydney K. Boone, Jr.
Corporate General Counsel and Secretary

Dated: May 27, 2010

A signed original of this written statement has been provided to Conn's, Inc. and will be retained by Conn's, Inc.  The foregoing certification is being furnished solely to support certifications pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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